[LOGO OMITTED]
INVESCO Funds Group, Inc.
7800 E. Union Ave
Denver, CO  80237


                        INVESCO SMALL COMPANY VALUE FUND
                         INVESCO DIVERSIFIED FUNDS, INC.

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  May 20, 1999

         This proxy is being solicited on behalf of the Board of Directors of INVESCO Diversified Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Small Company Value Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson and each of them (with power of substitution) to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 East Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If a shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                            KEEP THIS PORTION FOR YOUR RECORDS

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              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESCO SMALL COMPANY VALUE FUND

                                                       FOR        WITHHOLD ALL   FOR ALL
                                                       ALL                       EXCEPT
4.   Election of the Company's Board of Directors:                                          To withhold authority
     (1) Charles W. Brady; (2) Fred A. Deering;        / /        / /            / /        to vote, mark "For All
     (3) Mark H. Williamson; (4) Dr. Victor L.                                              Except" and write the
     Andrews; (5) Bob R. Baker; (6) Lawrence H.                                             nominee's number on the
     Budner; (7) Dr. Wendy Lee Gramm; (8) Kenneth                                           line below.
     T. King; (9) John W. McIntyre; and
     (10) Dr.Larry Soll                                                                     -----------------------



VOTE ON PROPOSALS                                                                  FOR     AGAINST     ABSTAIN
1.   Approval of an Agreement and Plan of Reorganization and Termination under     / /     / /         / /
     which INVESCO Small Company Growth Fund ("Growth Fund"), a series of
     INVESCO Emerging Opportunity Funds, Inc., would acquire all of the assets of the Fund in exchange solely for shares of Growth Fund and the
     assumption by Growth Fund of all of the   Fund's liabilities, followed by
     the distribution of those shares to the shareholders of the Fund, all as described in the accompanying Prospectus/Proxy Statement;

2.   Approval of an Agreement and Plan of Conversion and Termination under         / /     / /         / /
     which the Fund would be converted from a series of the company to a series of INVESCO Stock Funds, Inc., as described in the accompanying Prospectus/
     Proxy Statement.

3.   Approval of changes to the fundamental investment restrictions:               / /     / /         / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X"
     IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment restriction or restrictions you do not want to change on the line on the reverse side. IF YOU CHOOSE TO
     VOTE DIFFERENTLY ON INDIVIDUAL RESTRICTIONS, YOU MUST MAIL IN YOUR
     PROXY CARD.  IF YOU CHOOSE TO VOTE THE SAME ON ALL RESTRICTIONS
     PERTAINING TO YOUR FUND, TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

5.   Ratification of the selection of PricewaterhouseCoopers LLP as the         / /     / /         / /
     Company's Independent Public Accountants;



----------------------------------------------------------  -------------------
Signature (PLEASE SIGN WITHIN BOX)                          Date



----------------------------------------------------------  -------------------
Signature (Joint Owners)                                    Date

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:  INVSMC

                                              KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED


To vote against the proposed changes to one or
more of the specific fundamental investment
restrictions, indicate the letter(s) (as set forth
in the proxy statement) of the investment restriction
or restrictions you do not want to change on the
line at the right. If you choose to vote               3.  _____________________
differently on individual restrictions, you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to your fund, telephone and Internet voting are available.